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                           VACATION BREAK U.S.A., INC.              EXHIBIT 99.4
                             6400 N. Andrews Avenue
                             Park Plaza, Suite 200
                         Ft. Lauderdale, Florida 33309

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF VACATION BREAK U.S.A., INC.

The undersigned holder of common stock, par value $.01 per share, of Vacation Break U.S.A., Inc., a Florida corporation (the "Company"), hereby appoints Ralph
P. Muller and Henry M. Cairo, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on ________________, _______, 1997 at 10:00
a.m. Eastern Time, at the Sea Gardens Beach and Tennis Resort, 615 N. Ocean Blvd., Pompano Beach, Florida, and at any adjournments or postponements thereof.

   The Board of Directors recommends a vote "FOR" proposal No. 1 as set forth below:

Proposal No. 1. Approval of the Agreement and Plan of Merger, dated August 8, 1997 (the "Merger Agreement"), between Fairfield Communities, Inc., a Delaware corporation ("Fairfield"), FCVB Corp., a Florida corporation and wholly owned subsidiary of Fairfield ("Merger Sub"), and the Company, pursuant to which, among other things, (i) Merger Sub will be merged with and into the Company and
(ii) each issued and outstanding share of common stock of the Company will be converted into the right to receive .6075 of a share of common stock, par value $.01, of Fairfield.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, and any adjournments or postponements thereof.
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                          [continued from other side]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1, APPROVAL OF THE MERGER AGREEMENT, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus dated __________________, 1997.


                            Dated: _______________________________________, 1997

                            ____________________________________________________
                                                 (Signature)
                            ____________________________________________________
                                         (Signature if held jointly)

                            IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.